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                                EXHIBIT NO. 21
                             (as of January 2000)

                                                                Jurisdiction of
Domestic Subsidiaries                                           Incorporation
---------------------                                           --------------

Armstrong Cork Finance Corporation                              Delaware
Armstrong Enterprises, Inc.                                     Vermont
Armstrong Holdings Canada, Inc.                                 Delaware
Armstrong Insulation Products LLC                               Delaware
Armstrong Realty Group, Inc.                                    Pennsylvania
Armstrong Ventures, Inc.                                        Delaware
Armstrong World Industries Asia, Inc.                           Nevada
Armstrong World Industries (Delaware) Inc.                      Delaware
Armstrong World Industries (India) Inc.                         Nevada
Armstrong World Industries Latin America, Inc.                  Nevada
Armstrong.com Holding Company                                   Delaware
A W I (NEVADA), INC.                                            Nevada
IWF, Inc.                                                       Nevada
I.W. Insurance Company                                          Vermont
The W. W. Henry Company                                         California
Triangle Pacific Corp.                                          Delaware
The Worthington Armstrong Venture (50%-owned unincorporated affiliate)


Foreign Subsidiaries
--------------------

A&S (1998)                                                      United Kingdom
Alphacoustic (UK) Ltd.                                          United Kingdom
Armstrong (Floor) Holdings, B.V.                                Netherlands
Armstrong (Floor) Holdings Ltd.                                 United Kingdom
Armstrong (Japan) K.K.                                          Japan
Armstrong (Singapore) Pte. Ltd.                                 Singapore
Armstrong (U.K.) Investments                                    United Kingdom
Armstrong Acquisition Canada, Inc.                              Canada
Armstrong Architectural Products S.L.                           Spain
Armstrong Building Products                                     United Kingdom
Armstrong Building Products B.V.                                Netherlands
Armstrong Building Products Company (Shanghai) Ltd.             People's
                                                                 Republic of
                                                                 China
Armstrong Building Products G.m.b.H.                            Germany
Armstrong Building Products S.A.                                France
Armstrong Building Products S.r.l.                              Italy
Armstrong Europa G.m.b.H.                                       Germany
Armstrong Europe Services                                       United Kingdom
Armstrong FSC, Ltd.                                             Bermuda
Armstrong Floor Products Europe G.m.b.H.                        Germany
Armstrong Floor Products Europe Ltd.                            United Kingdom
Armstrong Floor Products Europe Ltd. (Rep Office)               Spain
Armstrong Floor Products Europe S.a.r.l.                        France
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Armstrong Hunter Douglas Limited                                United Kingdom
Armstrong Insulation (Panyu) Co. Ltd.                           People's
                                                                 Republic of
                                                                 China
Armstrong Insulation Products A.G.                              Switzerland
Armstrong Insulation Products Benelux SPRL                      Belgium
Armstrong Insulation Products G.m.b.H.                          Germany
Armstrong Insulation Products Limited                           United Kingdom
Armstrong Insulation Products Ltd.                              Hong Kong
Armstrong Insulation Products Pty. Ltd.                         Australia
Armstrong Insulation Products S.A.                              Spain
Armstrong Insulation Products S.A.                              France
Armstrong Insulation Products Sp. zo. o.                        Poland
Armstrong Insulation Products S.r.l.                            Italy
Armstrong Insulation Products  U.K.                             United Kingdom
Armstrong Insulation Rus.                                       Russia
Armstrong Nova Scotia Unlimited Liability Company               Canada
Armstrong Parafon A.B.                                          Sweden
Armstrong World Industries (Australia) Pty. Ltd. (formerly      Australia
  Armstrong-Nylex Pty. Ltd.)
Armstrong World Industries (China) Ltd.                         People's
                                                                 Republic of
                                                                 China
Armstrong World Industries (H.K.) Limited                       Hong Kong
Armstrong World Industries (Thailand) Ltd.                      Thailand
Armstrong World Industries AB                                   Sweden
Armstrong World Industries Canada Ltd.                          Canada
Armstrong World Industries Holding G.m.b.H.                     Germany
Armstrong World Industries Ltd.                                 United Kingdom
Armstrong World Industries Mauritius                            Mauritius
Armstrong World Industries Pty. Ltd.                            Australia
Armstrong World Industries de Mexico, S.A. de C.V.              Mexico
Armstrong World Industries do Brasil Ltda.                      Brazil
Armstrong World Industries, G.m.b.H.                            Germany
DLW Aktiengesellschaft                                          Germany
Liberty Commercial Services Ltd.                                Bermuda